UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

September 23, 2014

Date of Report (date of earliest event reported)

ASCENA RETAIL GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-11736	30-0641353
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

933 MacArthur Boulevard

Mahwah, New Jersey 07430

(Address of principal executive offices, including zip code)

(551) 777-6700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 23, 2014 (the “Restatement Date”), the compensation and stock incentive committee of the board of directors of Ascena Retail Group, Inc. (the “Company”) adopted an amendment and restatement (the “Restatement”) of the Company’s Executive Severance Plan (the “Plan”) that provides for the following amendments:

•	severance payments upon certain terminations of employment occurring in connection with a change in control (a “CIC Termination”) will be determined based solely on the participant’s annual base salary; except that if a participant on the Restatement Date incurs a CIC Termination prior to the one-year anniversary of the Restatement Date, the amount will be the greater of the sum of either the participant’s (i) base salary plus target bonus for the full fiscal year in which the change in control occurs (i.e., the severance amount under the Plan prior to the Restatement) and (ii) base salary plus the pro-rata semi-annual bonus described in the next bullet;

•	upon a CIC Termination, a participant will be eligible to receive a pro rata portion of the participant’s semi-annual bonus based on actual results;

•	upon any eligible termination (whether prior to or in connection with a change in control), the Company will pay the full cost for continued health coverage during the applicable covered continuation period; and

•	upon any eligible termination (whether prior to or in connection with a change in control), the Company will provide the participant outplacement benefits in an amount not to exceed $10,000.

The foregoing description of the Restatement does not purport to be complete and is qualified in its entirety by reference to the Restatement, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No	Description

10.1	Ascena Retail Group, Inc. Executive Severance Plan, amended and restated effective as of September 23, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENA RETAIL GROUP, INC.

Date: September 23, 2014	By:	/s/ Gene Wexler
Gene Wexler
Senior Vice President, General Counsel